Eurosite Power Inc.
45 First Avenue, Waltham, MA 02451
t: +1 781.522.6000 f: +1 781.522.6050
info@eurositepower.co.uk www.eurositepower.co.uk
FOR IMMEDIATE RELEASE

Investor Contact:                        Media Contact:
John N. Hatsopoulos                        Ariel Babcock
EuroSite Power Inc.                        EuroSite Power Inc.
+1 781.622.1120                        +1 781.466.6413
john.hatsopoulos@eurositepower.co.uk            ariel.babcock@eurositepower.co.uk

EuroSite Power Inc. Reports Third Quarter 2015 Financial Performance

Revenue up 20% compared to the same period a year ago, gross margin also improves.

WALTHAM. Mass - November 11, 2015 - EuroSite Power Inc. (OTCQB: EUSP), a subsidiary of American DG Energy Inc. (NYSE MKT: ADGE), On-Site Utility™ solutions provider, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and fitness facilities, reported total revenues of $421,991 for the third quarter of 2015, compared to $350,561 for the third quarter of 2014, an increase of 20.4%. Loss per share was $0.01 for the third quarter of 2015 as well as for the third quarter of 2014.

Major Highlights:

Financial

•	Total revenue increased by 20.4% to $421,991 for Q3 2015, compared to $350,561 for Q3 2014.

•	Energy revenue for the quarter grew by 48% to $410,055 compared to $277,335 for the same period last year.

•	Our current backlog is 8 systems totaling 1,014 kW with a total contract value of $22.3 million.

•	Gross margin without depreciation improved to 13.5% for the third quarter of 2015, compared to 8.9% for the same quarter in 2014.

Sales and Operations

•	Total energy production for the quarter increased by 60% to 5,484,199 kWh.

•	Total energy production for the first 9 months of 2015 exceeds total generation for the whole of 2014.

•	Brought a further system into operation during the quarter plus a further unit shortly after the quarter closed.

•	Finalist in Association of Decentralized Energy (ADE) Innovation Award category.

•	In total we currently operate 29 systems totaling 2,878kW of installed capacity with a total contract value of $81 million.

•	The total number of systems now under contract is 36 totaling 3,760 kW.

EuroSite Power Inc. will hold its earnings conference call today, November 11, 2015 at 10:00 a.m. Eastern Time. To listen, call (877) 870-4263 within the U.S., (855) 669-9657 from Canada, or (412) 317-0790 from other international locations.  Participants should reference EuroSite Power to access the call.  Please begin dialing at least 10 minutes before the scheduled starting time.

The earnings conference call will be recorded and available for playback one hour after the end of the call through Thursday, November 19, 2015. To listen to the playback, call (877) 344-7529 within the U.S., (855) 669-9658 from Canada or (412) 317-0088 outside the U.S. and use Conference Number 10075349.

The earnings conference call will also be webcast live. To register for and listen to the webcast, go to http://investors.americandg.com/webcast. Following the call, the webcast will be archived for 30 days.

About EuroSite Power
EuroSite Power Inc. is a subsidiary of American DG Energy Inc. (NYSE MKT: ADGE). American DG Energy owns 48% of EuroSite Power and consolidates their financial results and P&L. The Company is committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by conventional energy suppliers - without any capital or start-up costs to the energy user - through On-Site Utility™ energy solutions. More information can be found at www.eurositepower.co.uk.

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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could affect our business including weather, electric price changes, gas prices, carbon credit markets and delays by government agencies to process tax and other incentives. Important other factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

EUROSITE POWER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,201,870	$3,776,852
Accounts receivable	204,269	152,664
UK energy tax incentives receivable	—	648,917
Value added tax receivable	81,433	72,202
Inventory of finished goods	109,983	99,925
Other current assets	63,824	33,655
Total current assets	1,661,379	4,784,215
Property, plant and equipment, net	7,628,973	6,348,905
Other assets, long-term	12,444	16,764
TOTAL ASSETS	$9,302,796	$11,149,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$516,769	$338,067
Accrued expenses and other current liabilities	262,604	130,252
Note payable related party	2,000,000	—
Total current liabilities	2,779,373	468,319
Long-term liabilities:
Convertible debentures	1,600,309	1,645,444
Convertible debentures due to related parties	960,185	987,266
Note payable related party	—	3,000,000
Total liabilities	5,339,867	6,101,029
Commitments and contingencies (note 5)
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 65,747,100 issued and outstanding at September 30, 2015 and December 31, 2014	65,747	65,747
Additional paid-in capital	12,204,222	12,147,005
Accumulated deficit	(8,307,040)	(7,163,897)
Total stockholders' equity	3,962,929	5,048,855

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,302,796	$11,149,884

EUROSITE POWER INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30, 2015	September 30, 2014

Revenues
Energy revenues	$410,055	$277,335
Turnkey & other revenues	11,936	73,226
	421,991	350,561
Cost of sales
Fuel, maintenance and installation	365,097	319,461
Depreciation expense	102,485	83,430
	467,582	402,891
Gross profit (loss)	(45,591)	(52,330)

Operating expenses
General and administrative	194,053	174,786
Selling	122,826	133,720
Engineering	87,853	17,617
	404,732	326,123
Loss from operations	(450,323)	(378,453)
Other income (expense)
Interest and other income	965	1,951
Interest expense, net of debt premium amortization	(8,599)	(2,146)
	(7,634)	(195)

Loss before income taxes	(457,957)	(378,648)
Benefit for income taxes	—	—
Net loss	$(457,957)	$(378,648)

Net loss per share - basic and diluted	$(0.01)	$(0.01)
Weighted-average shares outstanding - basic and diluted	65,747,100	56,747,100

Non-GAAP financial disclosure
Loss from operations	$(450,323)	$(378,453)
Depreciation expense	103,133	83,430
Stock based compensation	1,071	43,562
Adjusted EBITDA	(346,119)	(250,313)
Grants from rebates and incentives	—	—
Total cash outflows	$(346,119)	$(250,313)

EUROSITE POWER INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended
	September 30, 2015	September 30, 2014

Revenues
Energy revenues	$1,473,307	$1,117,980
Turnkey & other revenues	39,711	81,324
	1,513,018	1,199,304
Cost of sales
Fuel, maintenance and installation	1,192,276	972,088
Depreciation expense	289,621	226,892
	1,481,897	1,198,980
Gross profit (loss)	31,121	324

Operating expenses
General and administrative	627,798	603,196
Selling	359,298	365,884
Engineering	162,008	71,585
	1,149,104	1,040,665
Loss from operations	(1,117,983)	(1,040,341)
Other income (expense)
Interest and other income	5,277	4,760
Interest expense, net of debt premium amortization	(32,625)	(17,630)
Loss on extinguishment of convertible debt	—	(713,577)
	(27,348)	(726,447)

Loss before income taxes	(1,145,331)	(1,766,788)
Benefit for income taxes	2,188	—
Net loss	$(1,143,143)	$(1,766,788)

Net loss per share - basic and diluted	$(0.02)	$(0.03)
Weighted-average shares outstanding - basic and diluted	65,747,100	56,747,100

Non-GAAP financial disclosure
Loss from operations	$(1,117,983)	$(1,040,341)
Depreciation expense	291,465	231,514
Stock based compensation	57,217	123,419
Adjusted EBITDA	(769,301)	(685,408)
Grants from rebates and incentives	636,661	—
Total cash outflows	$(132,640)	$(685,408)

EUROSITE POWER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30, 2015	September 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,143,143)	$(1,766,788)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	291,465	231,514
Loss on extinguishment of debt	—	713,577
Amortization of deferred financing costs	—	784
Amortization of convertible debt premium	(72,216)	(109,332)
Stock-based compensation	57,217	123,419
Accrued UK tax energy incentives	636,661	—
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(51,605)	(16,217)
Value added tax receivable	3,025	(136,446)
Inventory of finished goods	(10,058)	305,036
Prepaid and other current assets	(27,289)	(55,361)
Other assets, long- term	1,440	(10,932)
Increase (decrease) in:
Accounts payable	178,702	248,988
Accrued expenses and other current liabilities	132,352	94,355
Net cash used in operating activities	(3,449)	(377,403)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,571,533)	(1,993,153)
Net cash used in investing activities	(1,571,533)	(1,993,153)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payment) on note payable to related party	(1,000,000)	3,000,000
Proceeds from convertible debentures	—	1,450,000
Net cash provided by (used in) financing activities	(1,000,000)	4,450,000

Net increase (decrease) in cash and cash equivalents	(2,574,982)	2,079,444
Cash and cash equivalents, beginning of the period	3,776,852	1,519,602
Cash and cash equivalents, end of the period	$1,201,870	$3,599,046

Supplemental disclosures of cash flow information:
Taxes paid	$—	$—
Interest paid	$—	$80,000